[FULBRIGHT & JAWORSKI L.L.P. Letterhead]

February 25, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:    Siebert Financial Corp. (the "Company")

Dear Sirs:

          Attached for filing via the EDGAR system, please find a Registration Statement on Form S-8 relating to shares issued pursuant to the Company's Stock Option Plan for Non-Employee Directors. Should you have any questions, please feel free to contact the undersigned at 212- 318-3102.

                                          Sincerely yours,


                                          /s/ JOHN E. DEPKE
                                          --------------------------------
                                              John E. Depke


cc:  Mitchell Cohen